Exhibit 10.20

MODESTO GROUND LEASE

This Ground Lease is made on February 9, 1993, between Berberian Trust Properties (hereinafter called “Lessor”), and Camelot Park Family Entertainment Center, Inc., a California corporation, (hereinafter called “Lessee”).

Lessor leases to Lessee, and Lessee hires from Lessor, the premises hereinafter described.

ARTICLE I

PREMISES, TERM AND POSSESSION

Section 1.1.            Premises.

The premises consists of approximately 6 acres (280,266 square feet) of the existing 10 acre parcel known as Assessors Parcel No. 078-0915-370 in the county of Stanislaus, state of California. The premises are more particularly described and set forth in Exhibit A attached hereto and incorporated herein by this reference. The premises include any appurtenances and improvements.

Section 1.2.            Term.

The term of this Lease shall commence on March 1, 1993, and expire at midnight on August 31, 2027, (34.5 years later, 414 months) unless extended or sooner terminated as provided for in this Lease—See addendum dated 9/10/96.

Section 1.3.            Possession.

Possession of the premises shall be delivered to Lessee at the beginning of the term.

ARTICLE II

RENT

Section 2.1.            Rent.

Lessee shall pay to Lessor the following sums: $165,357.00 to Lessor as minimum annual net rent, payable in advance, in monthly installments of $13,779.75 each on the first day of each month beginning the earlier of (a) six (6) months from the date Lessee obtains the last necessary governmental permit to commence construction of the improvements; or (b) the date which Lessee opens the premises for business to the general public. Said date shall be hereafter referred to as the “Rent Commencement Date”. This annual rent is subject to adjustments as provided in Section 2.2 below; however, it shall never be less than $165,357.00 per annum. Provided however that if Lessee fails to obtain all governmental permits within eight (8) months of the date this Lease is signed, or this Lease agreement shall automatically terminate, and Lessor shall refund Lessee’s deposit.

Section 2.2.            Adjustment of Annual Rent.

A.       Cost of Living Adjustments. The minimum annual net rent shall be adjusted upward or downward on the anniversary date of the commencement of the Lease, every three (3) years beginning on the Rent Commencement Date, referred to below as the “Adjustment Date”, according to the following calculation:

The base for computing the adjustment is the annual average index figure for the Rent Commencement Date (the “Index Date”), as shown in the Consumer Price Index, all Urban Consumers - San Francisco - Oakland (CPI-U) based on the year 1982 - 1984 - 100, as published by the U.S. Department of Labor’s Bureau of Labor Statistics. The base figure for the Index Date and the date of the Rent Commencement Date will be memorialized by an addendum to this Lease signed by Lessor and Lessee.

The index for the Adjustment Date shall be computed as a percentage of the base figure. For example, assuming the base figure on the Index Date is 110 and the index figure on the Adjustment Date is 121, the percentage to be applied is 121/110 -1.10 = 110 percent. That percentage shall be applied to the initial annual net rent, provided, however, that in no three (3) year period shall the annual rent increase more than fifteen (15) percent from the previous three-year period. Nor shall the minimum monthly rent be less than the initial minimum monthly rent.

The index for the Adjustment Date shall be the one reported in the U.S. Department of Labor’s newest comprehensive official index then in use and most nearly answering the foregoing description of the index to be used. If it is calculated from a base different from the base year 1982-1984 = 100 used for the base figure above, the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

If the described index shall no longer be published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within 30 days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco regional office of the Bureau of Labor Statistics or its successor.

B.        Adjustment Based on Fair Market Value. At the option of Lessor, the minimum annual rent shall be adjusted on the fifteenth (15th) and thirtieth (30th) anniversary dates of the Rent Commencement Date of the Lease, referred to below as the Rent Adjustment Dates, to the greater of: (1) an increase proportionate to one-half of the cumulative increase in the CPI-U index over the period from the Rent Commencement Date to the respective Rent Adjustment Date, or (2) the rent derived from the fair market value reappraisal procedure calculated as set forth in the paragraphs below.

The parties written agreement within ninety (90) days before the applicable Rent Adjustment Dates shall be a conclusive determination between the parties of the fair market value for the period to which the adjustment applies. If the parties have not so agreed by the applicable Rent Adjustment Dates, the determination shall be made by appraisal as more specifically provided in Section 2.2 (c) below. If Lessor has not negotiated a fair market value rent adjustment at least ninety (90) days prior to the Rent Adjustment Date, then Lessor shall have initiated appraisal at least seventy five (75) days before the applicable Rent Adjustment Date. If Lessor fails to initiate the appraisal, no adjustment shall be made until the period to which the next Rent Adjustment Date applies.

The rent as adjusted shall be equal to ten percent (10%) of the fair market value of the leased land with a use restriction as a family amusement park, without any improvements on the premises except for improvements made at Lessor’s cost. Determination of the fair market value shall be based on real property unimproved, except for improvements made at Lessor’s cost with a use restriction as a family amusement park or such other higher use as may actually be conducted on the premises, giving consideration to the freeway adjacent location of the premises, on the applicable Rent Adjustment Date without taking the leasehold into account.

If the appraisal determination of adjusted rent is made after the applicable Rent Adjustment Date, Lessee shall continue to pay rent at the rate applicable to the preceding period until the adjustment rate is determined. The party indebted shall, promptly after determination, pay any difference for the period affected by the adjustment.

C.        Appraisal. If Lessor initiates appraisal, then within 10 days each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years’ full time commercial appraisal experience in the area in which the premises are located to appraise the fair market value of the land under the parameters of subsection (B) above. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market value of the land. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the fair market value of the land. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the fair market value of the land. If they are unable to agree on the third appraiser, either of the parties to this lease by giving ten (10) days’ notice to the other party can file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association’s appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the fair market value of the land. If a majority of the appraisers are unable to set the fair market value of the land within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the fair market value of the land.

If, however, the low appraisal and/or the high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the fair market value of the land. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the fair market of the land.

After the fair market value of the land has been set, the appraisers shall immediately notify the parties.

Section 2.3.            Security Deposit

Upon satisfaction of conditions contained in Lessee’s offering circular to investors for the release of escrowed investment funds, but not later than 90 days after the date of execution of this Lease, Lessee shall deposit with Lessor the sum of $13,779.75. Said security deposit will be applied by Lessor to the first month’s rent; provided however that if Lessee does not obtain all necessary zoning for the family amusement park and all the necessary governmental permits within 240 calendar days after the date first written above, the deposit shall immediately be refunded by Lessor to Lessee and Lessee shall be relieved of all obligations under this Lease and the Lease shall be terminated. Lessee shall use its best efforts to obtain all necessary zoning and permits.

Section 2.4.            Taxes and Other Governmental Charges.

A.       Payment of Taxes. Lessee shall pay before delinquency during the term directly to the taxing authorities, as additional rent, all taxes, assessments, levies and other governmental charges of every description, whether general, special, ordinary, extraordinary or otherwise (individually “imposition” and collectively “impositions”) levied on or assessed against the premises, improvements located on the premises (hereinafter defined), personal property located on or in the premises or an improvement, the leasehold estate, or any subleasehold estate, whether belonging to or chargeable against Lessor or Lessee.

Within thirty (30) days after request of Lessor, Lessee shall furnish to Lessor a copy(s) of the receipted tax bill(s) evidencing the payment of the imposition in question.

Lessee shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Lessor, or any municipal, county, state or federal state, succession, inheritance, or transfer taxes of Lessor, nor shall Lessee be liable for any increase in real property taxes that result from a change of ownership of the property. Provided however, that the limitation on Lessee’s liability for increase in real property taxes resulting from a change of ownership of the property shall lapse upon the Lessee’s assignment of its leasehold interest to an unaffiliated and unrelated third party assignee and its release and discharge hereunder. If at any time during the term the State of California or any political subdivision of the state, including any county, city, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, or excise on rents, on the square footage of the premises, on the act of entering into this Lease, or on the occupancy of Lessee, or any other tax, fee, or excise, however described, as a direct substitution in whole or in part for any real property taxes, Lessee shall pay before delinquency that tax, fee, or excise on rents.

Lessee’s liability to pay impositions and taxes under this Section 2.4 shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at its commencement and at its end.

B.        Creation of Special Assessment Districts. If during the term any governmental subdivision or agency shall undertake to create an improvement or special assessment district, the proposed boundaries of which shall include the premises, Lessor and Lessee shall each be entitled to support or oppose the creation of such district or inclusion of the premises therein or both, and to appear in any proceeding relating thereto as their respective interest in the premises or otherwise may appear. Should either party receive any notice or other information relating to the proposed creation of any such district, the boundaries of which would include the premises,, such party shall promptly notify the other party and deliver to such other party a copy of the notice and/or information.

C.        Right to Contest Taxes. Lessee may contest the validity or amount of any imposition agreed to be paid by Lessee and/or any assessed valuation upon which such imposition is or will be based provided Lessee protects Lessor and the premises from any lien by adequate surety bond or other appropriate security. If Lessee undertakes any such contest, it shall so notify Lessor. Should Lessee be unsuccessful in any such contest, such imposition and any interest and/or penalties resulting therefrom shall be immediately paid to the taxing authorities in question. Lessee hereby agrees to hold Lessor and the premises harmless from all costs and expenses that may result from Lessee’s contest of such imposition as herein provided. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law require that the proceeding or contest be brought by or in the name of the Lessor or any owner of the premises. In that case, Lessor shall join in the proceeding or contest or permit it to be brought in Lessor’s name, all costs thereof including Lessor’s attorneys’ fees to be borne by Lessee.

D.        Combined Assessment. If the premises are assessed with other property of Lessor for purposes of property taxes, assessments, or other ad varolem or improvement levies, all taxes imposed on the entire parcel of which the premises are a part shall, until the premises are separately assessed, be prorated and Lessee shall pay that fraction of the entire tax computed as a proportion of the total area.

Section 2.5.            Payment of Rent.

All rent and other amounts payable by Lessee hereunder, shall be paid to Lessor at the address set forth in this Lease. This Lease shall be deemed and construed to be a triple net lease, except as otherwise provided herein.

ARTICLE III

USES OF PREMISES AND IMPROVEMENTS

Section 3.1.            Permitted Uses.

Lessee shall have the right to use and to permit the use of the premises and improvements hereafter constructed therein for a family oriented amusement park and for such other lawful uses as Lessor shall consent to in writing, which consent may not be withheld unreasonably. As used herein “a family oriented amusement park” shall include, but not be limited to, arcades, picnic facilities, video games, miniature golf, go-carts, motor raceway, theaters, batting cages, bumper boats, fish pond, games, radio-controlled vehicles, ancillary food services, related activities and attractions, and all future games and uses not inconsistent with family entertainment (“permitted uses”). As used herein “improvements” means and includes, without limitation, all buildings, paving and other physical structures on the premises; all landscaping, excavations, planting and earth contours placed by human design on the premises, and all fixtures, including trade fixtures of sublessees that cannot be removed without causing structure damage. Lessee may construct demolish, remove, replace, alter, relocate, reconstruct or add to improvements as provided in Section 4.1.

Section 3.2.            Restrictions, Easements, Zoning Changes and Use Permits.

The parties acknowledge that in order for Lessee to carry out its intended use of the premises, it may be necessary, desirable, or required to obtain additional use, zoning, subdivision or other land use permits or approvals relating to any part of the premises, including without limitation permits relating to the permitted uses. Lessor agrees, from time to time on the request of Lessee and at no cost to Lessor, to execute such documents, petitions and authorizations as may be appropriate or required in order to obtain such land use permits and approvals.

Lessee may enter into agreements restricting use of, and granting easements over the premises, provided they are limited to the term of this Lease, and Lessor agrees to execute any such agreements at the request of Lessee consistent with the use of the premises. Lessor grants to Lessee the right to grant to public utilities or public service corporations, for the purpose of serving only the premises, rights of way or easements on or over the premises for poles or conduits, or for underground services or both for telephone, electricity, water, sanitary or storm sewers or both, and for other utilities and municipal or special districts.

Section 3.3.            Signs.

Lessee shall be allowed to install all signs approved by appropriate governmental agencies anywhere on the premises.

Section 3.4.            Exclusive Use.

Lessor agrees that it shall not enter into any other lease within a five (5) mile radius (as measured from the air) for a family oriented amusement park.

Section 3.5.            Special Rules Regarding Use.

Lessee agrees to adopt and post on the demised premises rules of the park and to use its best efforts to enforce these rules at all times, so long as the rules remain legally enforceable. The rules, subject to reasonable changes from time to time in the discretion of management, and subject to Lessor’s reasonable approval, shall include the following: “no loitering; no foul language; no alcoholic beverages or drugs; no smoking in any area; no pets (guide dogs for deaf or blind excepted) ; no team sport club jackets/school jackets only; no headbands or bandannas; no skateboards; shirt and shoes required; shirts must be buttoned; stay on paved walkways; obey all signs; we reserve the right to refuse admittance, and to expel unruly persons at the discretion of management.” If Lessee fails to enforce the foregoing rules or is negligently lax in enforcing the rules which are legally enforceable, then Lessor and Lessee agree to submit the issue of reasonable measures of enforcement to arbitration as provided below.

Section 3.6.            Arbitration.

The issues to be submitted to the arbitrator are the issue of whether or not Lessee was negligently lax in its enforcement of the rules, and what measures should be reasonably adopted by Lessee for enforcing the rules, recognizing there may be isolated events which occur that are outside of the Lessee’s ability to control, regardless of Lessee’s use of due diligence and care in such enforcement. The arbitrator shall have the authority to award to the prevailing party his reasonable attorneys’ fees and charge the non-prevailing party with the same and with all costs of arbitration.

In the event there are successive arbitrations required within any twenty-four (24) month period and the Lessee is found to have negligently breached its responsibilities hereunder in two successive such arbitrations, the arbitrators may impose in addition to the enhanced rule enforcement procedures that they may order, such penalty as they may deem necessary to achieve compliance with these rules, not to exceed ten percent (10%) of the base rent for the period of twelve (12) months following each such arbitration finding that the Lessee failed to act with reasonable diligence in enforcing its rules, in addition to the award of costs and fees provided above.

In the event either party desires arbitration, the parties may agree upon a mutually acceptable arbitrator, or if they are unable to agree upon such arbitrator within ten (10) days of the first written request therefore, they shall proceed pursuant to the rules of the American Arbitration Association, or either party may petition the presiding judge of the Superior Court of California for the County of Stanislaus to appoint an arbitrator. Such arbitration shall allow the usual rules of discovery involved in civil litigation, provided the arbitration must commence within sixty (60) days of the appointment of the arbitrator and be resolved within thirty (30) days thereafter. The award of the arbitrator shall be binding upon both parties and enforceable by court order.

In the event there are two successive arbitration proceedings in which the arbitrator finds in favor of the Lessee, that Lessee has acted with reasonable diligence in enforcing the rules, then the arbitrator may award to Lessee compensation in addition to his reasonable attorneys’ fees and costs in the form of a rent reduction not to exceed ten percent (10) of the base rent for the following twelve (12) months for each successive ruling in favor of the Lessee.

ARTICLE IV

IMPROVEMENTS

Section 4.1.            Lessee’s Duty to Construct New Improvements.

Within sixty (60) days after all governmental approvals have been obtained which are necessary for the construction and operation of a family oriented amusement park and for the construction of all the improvements set forth on Exhibit B, Lessee shall comply with the conditions of major construction below and shall commence the construction of the improvements set forth on Exhibit B.

Section 4.2.            Lessee’s Election to Construct New Improvements.

At any time during the term of this Lease, Lessee may, but is not obligated to, construct or otherwise make new improvements on any part or all of the premises and to demolish, remove, replace, alter, relocate, reconstruct, or add to any then existing improvements in whole or in part, and to modify or change the contour or grade, or both, of the land, provided Lessee is not then in default under any condition or provision of this Lease and provided the improvements following the work are at least equal to the value to any improvements as they were before being demolished, removed, replaced, altered, relocated, reconstructed, modified or changed. All salvage shall belong to Lessee.

Section 4.3.            Conditions and Covenants of Major Construction.

A.       Lessee shall comply with all the following conditions and covenants and shall do so before any major work or construction, alteration, or repair as defined in Section 4.1 or 4.2 above, is commenced on the premises, and before any building materials have been delivered to the premises by Lessee or under Lessee’s authority, or procure Lessor’s written waiver of the condition(s) or covenant(s) specified in the waiver:

1.         Deliver to Lessor two (2) sets and obtain Lessor’s approval of preliminary construction plans and specifications of such work including, but not limited, to preliminary grading and drainage plans, soil tests, utilities, sewer and service connections, locations of ingress and egress to and from public thoroughfares, curbs, gutters, parkways, street lighting, designs and locations for outdoor signs, storage areas and landscaping, all sufficient to enable potential contractors and subcontractors to make reasonably accurate bid estimates and to enable Lessor to make an informed judgment about the design and quality of construction.

Lessor shall not unreasonably withhold approval of preliminary plans and specifications. Lessor shall communicate its approval or disapproval by notice to Lessee, and disapproval shall be accompanied by specification of the grounds for disapproval, provided that Lessor’s failure to provide to Lessee written disapproval within ten (10) days after receipt of the plans shall be conclusively considered to be approval.

Following Lessor’s first or any subsequent disapproval, Lessee may elect (i) to submit revised plans and specifications or (ii) to give notice contesting the reasonableness of Lessor’s disapproval. A contest of reasonableness shall be determined by arbitration under the jurisdiction of the American Arbitration Association in accordance with the Commercial Rules of such Association. If the reasonableness of Lessor’s disapproval is sustained, then Lessee shall perform as in (i) above; if it is not sustained, the plans and specifications shall be deemed approved.

2.         Deliver to Lessor the written approval of the plans and specifications by the financial institution that shall have made the commitment for financing such work, if any.

3.         Deliver to Lessor true copies of all governmental permits and authorizations required for such work, and one (1) complete set of final plans and specifications and working drawings consistent with the previously approved preliminary plans and specifications.

4.         Notify Lessor of Lessee’s intention to commence such work at least twenty (20) days before commencement thereof or delivery of any materials. The notice shall specify the approximate location and nature of the intended improvements. Lessor shall have the right to post and maintain on the premises any notices of non-responsibility provided for under applicable law and to inspect the premises in relation to the construction at all reasonable times.

5.         Deliver to Lessor true copies of all documents evidencing the commitment of financing for the work. “Financing” includes both the construction (or interim) financing (loan); the take-out (also called permanent or long-term) financing (loan); and/or satisfactory proof of Lessee’s own capital funding. Lessee shall also complete all construction lien-free, except for any lien in favor of any entity providing the take-out financing.

6.         Deliver to Lessor (i) certificates of insurance evidencing coverage for builder’s risk, (ii) evidence of workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or the premises, and (iii) evidence that Lessee has paid or caused to be paid all premiums for the coverage described above in this subparagraph 6 and any increase in premiums on insurance provided for in Article VI on insurance sufficient to assure maintenance of all insurance above during the anticipated course of the work. Lessee shall maintain and keep in force and pay all premiums required to maintain and keep in force all insurance above at all times during which such work is in progress.

B.        Completion of Construction. Once work is begun as required herein Lessee shall with reasonable diligence prosecute to completion all construction of improvements, subject to weather availability of labor and materials, additions or alterations. All work shall be performed in a good and workmanlike manner, shall substantially comply with plans and specifications submitted to Lessor as required herein and shall comply with all applicable governmental permits, laws, ordinances and regulations.

C.        Notice of Completion. On completion of any substantial work of improvement during the term, Lessee shall file or cause to be filed a notice of completion. Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to file the Notice of Completion on Lessee’s failure to do so after the work of improvement has been substantially completed.

D.        Non-Liability of Lessor. Lessor’s approvals as required by this Section 4.3 shall not make Lessor responsible for the improvement with respect to which an approval is given or the construction thereof, and Lessee shall defend and indemnify Lessor against all liability and claims of liability for damage or injury to persons or property or for death of persons arising from or in connection with such improvement or construction.

E.        Lessee’s Rights Regarding Improvements. After the completion of any new construction, Lessee shall have the right to alter, reconstruct, modify, remodel, relocate, remove and demolish all or any part of the improvements located on the premises and any other improvements located on the premises thereafter, and further, to locate and construct (all in accordance with the provisions of this Lease including, without limitation, this Article IV) any other improvements of any type or kind on the premises; provided, however, that no such action shall be taken which will substantially reduce the value of the improvements unless within reasonable time the improvements, when completed, will have a fair market value at least equal to the fair market value of the improvements immediately prior to the taking of such action.

Section 4.4.            Maintenance; Repairs; Alterations; Reconstruction.

Subject to the rights of Lessee set forth in Sections 4.1 and 4.2, Lessee, at Lessee’s sole cost and expense, shall maintain the premises and all improvements located thereon, throughout the term of this Lease, in a neat, sanitary manner and, in accordance with all applicable laws, ordinances, orders, rules, regulations and requirements of (i) federal, state, county, municipal and other governmental agencies having or claiming jurisdiction; (ii) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (iii) all insurance companies insuring all or any part of the premises or improvements or both. Without limiting the generality of the foregoing Lessee shall perform each and every obligation set forth in clauses (1) through (5) of Section 1941.2(a) of the California Civil Code, any

amendment thereof or any law of similar import that may hereafter be enacted.

Except as provided in Section 4.7, Lessee shall promptly and diligently repair, restore and replace as required to maintain or comply as above, or to remedy all damage to or destruction of all or any part of the improvements, resulting wholly or in part from causes required by this Lease to be covered by fire or extended coverage insurance. There shall be no abatement of rent based on a complete or partial destruction of the premises so long as this Ground Lease is in force.

The completed work of maintenance, compliance, repair, restoration or replacement shall be equal in value, quality and use to the condition of the improvements before the event giving rise to the work, except as expressly provided to the contrary by this Lease. Lessor shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or on the premises. Lessor’s election to perform any obligations of Lessee under this Lease on Lessee’s failure or refusal to do so shall not constitute a waiver of any right or remedy for Lessee’s default, and Lessee shall promptly reimburse, defend and indemnify Lessor against all liability, loss, cost, and expense arising from it.

Nothing in this provision defining the duty of maintenance shall be construed as limiting any right given elsewhere in this Lease to alter, modify, demolish, remove or replace any improvement, or as limiting provisions relating to condemnation or damage or destruction during the final year or years of the term. No deprivation, impairment or limitation of use resulting from any event or work contemplated by this paragraph shall entitle Lessee to any offset, abatement or reduction in rent nor any termination or extension of the Lease.

In determining whether Lessee had acted promptly as required under the foregoing paragraph, one of the criteria to be considered is the availability of any applicable insurance proceeds.

Section 4.5.            Right to Contest Government to Order.

Lessee has the right to contest by appropriate judicial or administrative proceeding, without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or requirement (hereinafter called law) that Lessee repair, maintain, alter or replace the improvements in whole or in part, and Lessee shall not be in default for failing to do such work until a reasonable time following final determination of Lessee’s contest. Lessor may, but is not required to, contest any such law independently of Lessee. Lessor may, and on Lessee’s notice of request shall, joint in Lessee’s contest.

Section 4.6.            Major and Minor Distinguished.

Lessor’s approval is not required for Lessee’s minor repairs, alterations or additions. “Minor” means a construction cost not exceeding $50,000. Constructions costs includes the cost of labor, materials, and a reasonable profit to a general contractor and subcontractors for any demolition and any removal of existing improvements or parts of improvements, as well as for preparation, construction and completion of all new improvements, parts of improvements, reconstructions, maintenance and repairs. The dollar amounts stated above shall be adjusted by the percentage change in the index described in Section 2.2(A).

“Major” repairs, alterations or additions are those not defined as minor above. For major repairs, alterations or additions, Lessee shall comply with all conditions of major construction elsewhere in this Lease.

If Lessee’s proposed work does not substantially alter the then-existing use of the premises, Lessor’s approval of plans and specifications shall not be required. If Lessor’s approval is required, the provisions relating to Lessor’s approval and the conditions of major construction shall apply.

Section 4.7             Damage or Destruction during Final Years of Term.

Lessee is relieved from the obligation to, but may, repair, restore or reconstruct improvements damaged or destroyed during the final five (5) years of the term if (1) the work of repairing, restoring or reconstructing would constitute a “major” repair or alteration as defined above; and (2) Lessee complies with all of the following conditions:

1.         Lessor gives notice of the damage or destruction promptly but not later than thirty (30) days after the event, detailing facts that qualify the casualty under this provision;

2.         Is not in default under any provision or condition of this Lease;

3.         Within thirty (30) days after giving the notice above, effectively transfers to Lessor all right, title and interest in and to this Lease;

4.         Pays in full, or has paid in full, any outstanding indebtedness incurred by Lessee and secured by an encumbrance or encumbrances on the leasehold and any fixtures or improvements attached thereto;

5.         Delivers possession of the premises to Lessor and quit claims all right, title and interest in the land and improvements if, and promptly after, ceasing to do business on the premises;

6.         Causes to be discharged all liens and encumbrances resulting from any act or admission of Lessee; and

7.         Relinquishes all remaining options to extend or renew the Lease, provided that the giving of notice of damage or destruction as a condition of relief from the obligation to repair, restore or reconstruct shall conclusively be construed as such relinquishment.

Section 4.8.            Ownership of Improvements.

All improvements located on the premises shall be the sole property of Lessee and shall remain the property of Lessee throughout the term of this Lease. Upon the expiration or termination of this Lease, Lessee shall have the right to remove any or all fixtures or improvements or both and Lessee shall have the obligation to remove such fixtures or improvements if requested by Lessor, provided all resultant injuries to the premises and remaining improvements are completely remedied by Lessee and Lessee complies with Lessor’s. reasonable requirements respecting the resultant appearance.

Section 4.9.            Mechanics’ and Other Liens.

Lessee shall pay or cause to be paid the total cost and expense of all works of improvement as that phrase is defined in the applicable mechanics’ lien law in effect as of the date of this Lease.

Lessee shall not permit any mechanic’s, materialman’s, contractor’s, subcontractor’s or other lien arising from any work of improvement, however it may arise, to stand against the premises or any improvement thereon. If any such lien shall be filed against the premises or improvements. Lessee shall cause the same to be discharged within ten (10) days after actual notice of such filing, by payment, deposit or bond. If Lessee shall fail to discharge any such lien, Lessor may, but shall not be obligated to, discharge the same and any amount so paid or deposited by Lessor and all expenses so incurred by Lessor, including reasonable attorneys’ fees, shall become immediately due and payable by Lessee to Lessor together with interest at the maximum rate then permitted by law. Lessee may in good faith and at Lessee’s own expense contest the validity of any such asserted lien, claim or demand, provided Lessee has furnished the bond required in Section 3143 of the California Civil Code, any amendment thereof or any law or similar import hereafter enacted for providing a bond freeing a premises from such a lien claim.

ARTICLE V

ASSIGNMENT, SUBLETTING, ENCUMBRANCE AND RIGHT OF FIRST REFUSAL

Section 5.1             Assignment.

Lessee shall not assign, sell or otherwise transfer (collectively “assign” and the act thereof “assignment”) its interest in this Lease or in the estate created hereby, in whole or in part, unless:

1.         The proposed assignment is first approved in writing by Lessor, which approval shall not be unreasonably withheld;

2.         There is no existing default on the part of Lessee in performance or observance of any of the provisions hereof;

3.         The assignment is in writing, is duly executed and acknowledged by Lessee and the assignee, is in a form satisfactory to Lessor, provides that assignee assumes and agrees to carry out and perform all of the provisions hereof on the part of Lessee to be carried and out and performed as a direct obligation of Lessor; and

4.         An executed original of such assignment is delivered to Lessor.

Section 5.2.            Release.

Lessee shall remain liable hereunder unless its assignee has a net worth at least equal to that of Lessee and the assignee shall have a minimum net worth of $250,000 at the time of the assignment.

Section 5.3.            Subletting.

Lessee shall have the right at any time and from time to time during the term to sublet all or any part or parts of the improvements on the premises, provided that Lessee shall remain primarily obligated to perform Lessee’s obligations hereunder and provided that the following provisions are complied with:

A.       Each sublease shall contain a provision, satisfactory to Lessor and to each leasehold mortgagee (hereinafter defined) having an interest at the time the sublease is executed, requiring the sublessee to attorn to Lessor or, in the event of any proceeding to foreclose any leasehold mortgage, to the leasehold mortgagee, or any person designated in a notice from a leasehold mortgage, if Lessee defaults in the payment of rent and other sums hereunder and if the sublessee is notified of Lessee’s default in the payment of rent and other sums hereunder and instructed to make subtenant’s rental payments to Lessor or to such leasehold mortgagee or to such designated person. No sublease shall allow a sublessee to prepay monthly rent more than one month in advance.

B.        Lessee shall, promptly after execution of each sublease, notify Lessor of the name and mailing address of the subtenant and, shall, on demand, permit Lessor to examine and copy the sublease.

Section 5.4.            Right to Encumber Leasehold Interest.

Lessee shall have right, upon approval by Lessor, which approval shall not be unreasonably withheld, to encumber Lessee’s interest in and to Lessee’s trade fixtures and equipment, and to hypothecate Lessee’s leasehold interest under this Lease, to secure financing thereof; provided, however, that any such financing shall be subordinate to this Lease and each of the Lessor’s rights hereunder. Lessee shall have no right by such financing to in any way affect or encumber Lessor’s interest as Lessor under this Lease. Upon approval of such financing by Lessor, Lessor agrees to execute a Landlord’s Consent and/or Landlord’s Estoppel Certificate as may be required by the entity providing the financing in a form substantially similar to the Landlord’s Consent and Landlord’s Estoppel Certificate attached hereto as Exhibit C and Exhibit D, respectively.

ARTICLE VI

INDEMNITY AND INSURANCE

Section 6.1.            Indemnity.

Lessor shall not be liable and Lessee shall defend and indemnify landlord against all liability and claims of liability for damage or injury to person or property on or about the premises from any cause arising during the term hereof, irrespective of whether the claim is asserted during or after the term. Lessee waives all claims against Lessor for damage or injury to person or property arising or asserted to have arisen from any cause whatsoever.

Section 6.2.            Fire and Extended Coverage Insurance.

Throughout the term Lessee shall at its sole cost and expense keep or cause to be kept insured for the mutual benefit of Lessor and Lessee all improvements located on or appurtenant to the premises against loss or damage by fire and such other risks as are now or hereafter included in an extended coverage endorsement in common use for commercial structures, including vandalism and malicious mischief. The amount or the insurance shall be sufficient to prevent either Lessor or Lessee from becoming a coinsurer under the provisions of the policies, but in no event shall the amount be less than eighty percent (80%) of the then actual replacement cost, excluding costs of replacing excavations and foundations, but without deduction for depreciation (herein called “full replacement value”). Lessee may include any leasehold or fee mortgagee as a loss payee. Lessor shall, at Lessee’s cost and expense, cooperate fully with Lessee to obtain the largest possible recovery. Any proceeds from any such insurance policy shall be paid and distributed in accordance with the provisions of Section 6.7 dealing with an insurance trustee.

The “full replacement value” (as defined in this Section 6.2) of the improvements to be insured under this Section 6.2 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every three (3) years, either party shall have the right to notify the other party that it elects to have the full replacement value redetermined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

Section 6.3.            Public Liability Insurance.

Beginning on the date Lessee enters upon the premises and throughout the term, Lessee shall at its sole cost and expense keep or cause to be kept in force for the mutual benefit of Lessor and Lessee comprehensive broad form general public liability insurance against claims and liability for personal injury, death or property damage arising from the use, occupancy, disuse or condition of the premises, improvements or adjoining areas or ways, providing protection of at least five million dollars ($5,000,000) for bodily injury or death to any one person, at least five million dollars ($5,000,000) for any one accident or occurrence and at least five hundred thousand dollars ($500,000) for property damage and issued by an insurance company with an A.B. Best rating of A, X or better and admitted to do business in California.

Not more frequently than each three (3) years, if, in the reasonable opinion of the insurance broker retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate based on increases in the Consumer Price Index, Lessee shall increase the insurance coverage as reasonably required by Lessor’s insurance broker.

Section 6.4.            Insurance Policy Form. Content and Insurer.

All insurance required by the express provisions hereof shall be carried only by responsible insurance companies licensed to do business in California and reasonably acceptable to Lessor, and the policies therefor shall be in form reasonably acceptable to Lessor. All such policies shall be nonassessable and shall contain language, to the extent obtainable, to the effect that (i) any loss shall be payable notwithstanding any act or negligence of Lessor that might otherwise result in the forfeiture of the insurance, (ii) the insurer-waives the right of subrogation against Lessor and against Lessor’s agents and representatives, (iii) the policies are primary and noncontributing with any insurance that may be carried by Lessor and (iv) the policies cannot be cancelled or materially changed except after thirty (30) days’ notice by the insurer to Lessor or Lessor’s designated representative.

Section 6.5.            Failure to Maintain Insurance & Proof of Compliance.

A.       Proof of Compliance. Lessee shall deliver to Lessor, in the manner required for notices, copies of certificates of all insurance policies required hereunder together with evidence satisfactory to Lessor of payment required for procurement and maintenance of the policy within the following time limits:

1.         For insurance required at the commencement of this lease, within fifteen (15) days after execution of this Lease;

2.         For insurance required at a later date, at least fifteen (15) days before the requirement takes effect or as soon thereafter as the requirement, if new, takes effect; and

3.         For any renewal or replacement of a policy already in existence, at least ten (10) days before expiration or termination of the existing policy.

B.        Lessor’s Remedies. If Lessee fails or refuses to procure or maintain insurance as required hereby or fails or refuses to furnish Lessor with required proof that the insurance has been procured and is in force and paid for, Landlord shall have the right, at Lessor’s election, to procure and maintain such insurance. The premiums paid by Lessor shall be. treated as added rent due from Lessee, with interest at the maximum rate then permitted by law, to be paid on demand by Lessor. Lessor shall give Lessee prompt notice of the payment of premiums, stating the amounts paid and the names of the insurer or insurers.

ARTICLE VII

CONDEMNATION

Section 7.1.            Effect on Lease.

If all or any portion of the premises shall be taken or condemned pursuant to the exercise of or the threat of the exercise of the power of eminent domain by any organization having the right to exercise said power, then as to the portion taken, this Lease shall terminate as of the date the condemning authority takes possession of the premises. As of the date of termination, the rent to be paid under this Lease shall be reduced for the balance of the term in proportion to the ratio which the area of the premises taken bears to the total area of the premises. Any unearned rent paid in advance that is reduced as provided herein shall be proportionately refunded by Lessor to Lessee.

Section 7.2.            Condemnation Award.

Any payment received from a condemning authority shall be allocated between Lessor and Lessee as follows:

A.       The part attributable to the value of the land and severance damages attributable to the land, after deducting the value of the leasehold interest created by this Lease, shall be paid to Lessor.

B.        The part attributable to the value of this leasehold interest and to the value of the improvements and severance damage attributable to the improvements shall be paid to Lessee. In valuing the leasehold interest of Lessee in this Lease, the period of time to be utilized shall be that period between the date such interest is being valued and the end of the term.

Section 7.3.            Right to Terminate.

If the portion of the premises remaining after the date of condemnation has improvements located thereon that constitute a sound architectural whole unit under then existing governmental regulations or has improvements located thereon which can, under feasible economic standards of real estate development, be restored to a sound architectural whole unit, or with or without existing improvements can be utilized under then existing governmental regulations and feasible economic standards of real estate development for the highest and best improvements thereon, then this Lease as to the portion remaining shall remain in full force and effect, and Lessee, to the extent required hereunder, shall proceed to restore the improvements. Otherwise, Lessor and Lessee each shall have the election for a period of ninety (90) days after the condemning authority takes possession of the premises to terminate this Lease.

ARTICLE VIII

DEFAULT AND REMEDIES

Section 8.1.            Defaults by Lessee.

The following shall constitute defaults of Lessee under this Lease :

A.       If Lessee fails to pay the rental herein reserved, or any part thereof, or any other sum required by Lessee to be paid to Lessor or other third party, at the times or in the manner herein provided; or

B.        If Lessee should violate any of the provisions of Article v; or

C.        If default should be made in any other terms, covenants, or conditions on Lessee’s part herein contained, and shall not be cured within ten (10) days after written notice by Lessor, provided, however, if the default is of such a character as to require more than ten (10) days to cure, such ten (10) day period shall be extended to such period as may be required to cure the alleged default, providing Lessee shall have commenced the cure thereof during such ten (10) day period and shall proceed diligently to effect the cure thereof.

Section 8.2             Lessor’s Remedies.

If any default of Lessee shall continue following a notice of default and the applicable cure period, Lessor shall have the right to exercise any one or more of the rights or remedies available to a Lessor under the laws of the State of California, consecutively or concurrently, including, without limitation, the right:

A.       To terminate this Lease and Lessee’s right to possession hereunder, immediately or at any time after such default or breach and without prior notice, and recover from Lessee (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination, plus interest (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Lessee proves could have been reasonably avoided, plus interest, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, said excess to be discounted by a rate equal to the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent, and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including cost of litigation and attorneys’ fees. In the event of termination, Lessor shall have the option, without notice or demand, to enter upon and repossess the premises and remove any personal property of Lessee from the premises and store it in any public warehouse at the risk and expense of Lessee. Lessee hereby waives all claims for damages which may be caused by the re-entry of Lessor and taking possession of the premises or removing or storing the personal property of Lessee as herein provided, and will save Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry;

B.        To continue this Lease in full force and effect, including Lessee’s right to possession, and Lessor’s right to enforce all of its rights and remedies under this Lease and to collect rent and all other sums payable by Lessee hereunder as the same become due. The Parties agree that acts of maintenance or preservation or efforts to relet the premises, or the appointment of a receiver upon the initiative of Lessor to protect its interest under this Lease shall not constitute a termination of Lessee’s right to possession for the purposes of this subparagraph (b)

unless accompanied by a written notice from Lessor to Lessee of Lessor’s election to so terminate;

C.        To seek such other equitable and/or legal relief as may be available to Lessor under the laws of the State of California; and

D.        If Lessee is in default in the payment of rent and other sums due under this Lease and Lessor collects sub-rents from sublessees at the premises as provided in Section 5.2, Lessor shall apply such sub-rents to the following in the following order:

1.         costs without limitation, attorneys’ fees, court costs and other litigation and related expenses;

2.         costs and expenses incurred in leasing or releasing the premises, or parts thereof, including, without limitation, commissions, alteration and fixturing costs, and the like; and

3.         rent and other sums due under this Lease. If there remain any sums after the foregoing application of sub-rents received, Lessor shall remit any such remaining sums to Lessee.

Section 8.3.            Definition of Rental.

The word rental as used herein includes monthly rental, impositions, real property taxes and assessments, payments for insurance and utilities, and all other like sums and/or changes which are payable by Lessee as provided in this Lease.

Section 8.4.            Notice and Right to Cure.

A.       Lessor’s Right to Cure Lessee’s Defaults. Lessor may at any time after Lessee commits an act of default upon ten (10) days’ notice, or a shorter period if additional damage may result, cure the act of default for the account and at the expense of Lessee. If Lessor, at any time, by reason of an act of default, is compelled to pay, or elects to pay, any sum of money or to do any act that will incur the payment of any sum of money, or is compelled to incur any expenses, such sum paid by Lessor and/or expense incurred by Lessor shall be due immediately from Lessee to Lessor together with interest thereon. Such sum, with additional interest thereon, shall be additional rental.

B.        Leasehold Mortgagee’s Right to Cure Default. Each such leasehold mortgagee shall have thirty (30) days after service of notice of Lessee’s default or breach within which, at leasehold mortgagee’s election, either:

1.         To make good the default or breach, whether by the payment or expenditure of money or the performance of any other matter required under this lease, which payment, expenditure or performance Lessor will accept as though made or performed by Lessee, leasehold mortgagee being subrogated to Lessee’s rights under this lease upon so doing; or

2.         To commence and diligently pursue to completion foreclosure under the leasehold mortgage or other appropriate proceedings in the nature thereof or otherwise acquire Lessee’s leasehold estate with diligence, and perform all agreements and conditions of this lease requiring the payment or expenditure of money by the Lessee until such time as such leasehold estate is so acquired or sold upon foreclosure or other appropriate proceedings in the nature thereof.

C.        If the alleged default is nonpayment of rent, taxes or other sums to be paid by Lessee to Lessor, Lessee shall have ten (10) days after notice is given to cure the default. For the cure of any other default, Lessee shall promptly and diligently after notice commence curing the default and shall have thirty (30) days after notice is given to complete the cure or in the case of a failure or omission that cannot be cured by the payment of money and cannot be cured within thirty (30) days, such additional time as is reasonably required for the curing of the default.

D.        If Lessee shall have failed to cure after expiration of the applicable time for curing a particular default or before the expiration of that time in the event of emergency, Lessor may at its election, but is not obligated to, make any payment required of Lessee under this lease or under any note or other document pertaining to the financing of improvements or fixtures on the premises, or perform or comply with any term, agreement or condition imposed on Lessee hereunder or any such note or document, and the amount so paid plus the reasonable cost of any such performance or compliance, plus interest on such sum at the highest rate then permitted by law from the date of payment, performance or compliance shall be deemed to be additional rent payable by Lessee on Lessor’s demand. No such payment, performance or compliance shall constitute a waiver of default or of any remedy for default or render Lessor liable for any loss or damage resulting from the same.

Section 8.5.            Late Charges; Interest on Delinquent Sums.

A.       Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rental will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due from Lessee shall not be survived within ten (10) days from the date such rent or other sum is due, Lessee shall pay to Lessor a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

B.        Interest. In addition to the late charges provided in subparagraph (a), any rental due hereunder not paid when due as provided in this Lease shall bear interest from the date due until paid at the maximum legal rate of interest per annum which may be charged from time to time under the laws of California.

Section 8.6.            Landlord’s Default.

Lessor shall not be considered to be in default under this lease unless (i) Lessee has given notice specifying the default and (ii) Lessor has failed for thirty (30) days to cure the default, if it is curable, or to institute and diligently pursue reasonable corrective or ameliorative acts for incurable defaults. Lessee shall have the right of termination for Lessor’s default only after notice to and consent by all leasehold mortgagees under existing leasehold mortgages permitted by this lease. Lessee waives the protections of Section 1942 of the California Civil Code.

Section 8.7.            New Lease.

On termination of this lease on Lessee’s default Lessor shall enter into a new lease with the leasehold mortgagee under a then existing mortgage permitted by this lease, as provided in and subject to the conditions of Section 5.4.

Section 8.8.            Arbitration.

Except as otherwise provided in Section 2.2.C and 3.6, whenever the terms of this Lease require that a dispute be settled by arbitration, the matter shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The costs of such arbitration board shall be borne by the non-prevailing party. Any such arbitration shall be conducted and held in the City of San Francisco, California.

Section 8.9.            Broker’s Commission.

Lessor and Lessee each represent and warrant to the other that neither has incurred or is aware of any broker’s or finder’s fee payable in connection with the origin, negotiation, execution or performance of this Lease, except for a broker’s commission payable to Norris, Beggs & Simpson (“Norris”) pursuant to a signed written agreement dated 9/19/92 between Lessor and Norris. If either party has dealt with any other real estate broker or agent, or any other person in connection with this Lease, and if as a result thereof there is any broker’s or finder’s fee payable to such person, the party dealing with such person shall be solely responsible for the payment of such commission or fee, and shall hold the party harmless from and against any liability with respect thereto, including attorney’s fees incurred in connection therewith.

ARTICLE IX

GENERAL CONDITIONS

Section 9.1.            Inspection.

Lessor and Lessor’s agents and servants may, at all reasonable times, enter the premises, provided it does not unreasonably interfere with the activities of Lessee or its sublessees, for the purposes of inspecting the same or the performance by Lessee of the terms and conditions hereof, for the purpose of posting and keeping posted thereon notices of non-responsibility, and for the purpose of exhibiting the premises to prospective purchasers or lessees thereof.

Section 9.2.            Holding Over.

In the event Lessee holds over or remains in possession of the premises after the expiration or termination of the term with Lessor’s written consent, such holding over or continued possession shall be deemed to be a tenancy from month to month on the same terms and conditions in force immediately prior to such holding over.

Section 9.3.            Estoppel Certificates.

Lessor and Lessee shall execute, acknowledge, and deliver to the other at any time within ten (10) days after request by Lessor or Lessee a statement in writing certifying if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified), the date of commencement of this Lease, the dates on which the rent and other charges have been paid, and such other information as Lessor or Lessee shall reasonably request. It is acknowledged by both parties that any such statement is intended to be delivered by the party requesting the same and relied upon by prospective purchasers, mortgagees, or assignees thereof.

Section 9.4.            Bankruptcy and Insolvency.

Lessee agrees that (i) in the event of any proceeding under the Bankruptcy Act, or any amendment thereto, be commenced by Lessee, or (ii) in the event any such proceeding against Lessee is not dismissed within ninety (90) days after filing, or (iii) if Lessee be adjudged insolvent, or makes an assignment for the benefit of creditors, or (iv) if a writ of attachment or execution be levied on the leasehold estate created hereby and be not released or satisfied within ninety (90) days thereafter, or (v) if a receiver be appointed in any proceeding or action to which Lessee is a party, with authority to take possession or control of the premises or the business conducted therein by Lessee and the same not be dismissed within ninety (90) days after his appointment, then this Lease at the option of Lessor shall immediately cease and terminate and shall in nowise be treated as an asset of Lessee. In that event, Lessee shall have no further rights hereunder; and Lessor shall have the right, after the exercise of such option, to immediately re-enter and repossess itself of the premises as of its original estate.

Section 9.5.            Notice.

All notices, requests, demands, consents, approvals, and other communications required or permitted to be given or delivered hereunder shall be in writing and be sent by regular United States mail, postage prepaid, and addressed to the party intended at its address designated by notice to the other party.

Section 9.6.            Waiver.

The failure of either party, in any one or more instances, to demand or enforce the strict performance by the other of any covenant or condition of this Lease shall not be construed as a waiver of relinquishment for the future of such or any other covenant or condition hereof. The receipt or acceptance or performance of any act required by this Lease by the other party, with knowledge of the breach of any covenant or condition hereof, shall not be deemed a waiver of such breach, nor shall the acceptance of rent by Lessor in a lesser amount than is due hereunder (regardless of any endorsement or any check or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent then unpaid by Lessee, and no waiver by either party of any covenant or Condition of this Lease shall be deemed to have been made unless set forth in writing and signed by the party making the waiver.

Section 9.7.            Attorneys’ Fees.

If either party shall institute legal proceedings against the other based upon a cause of action arising out of this Lease, the prevailing party in such proceedings shall recover from the other party all costs and expenses incurred by it in such proceedings, including reasonable attorneys’ fees to be fixed by the court.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1.          Cooperation.

Lessor and Lessee shall cooperate with each other and do all acts and execute and deliver all documents necessary to carry out all the terms and conditions of this Lease.

Section 10.2.          Time of Essence.

Time is of the essence of this Lease and of each and every provision hereof.

Section 10.3           Severability.

If any covenants or conditions of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, and the application of such covenant or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 10.4.          Covenants Are Conditions.

Every provision, agreement, term and condition of this Lease shall be construed to be both a covenant and a condition. Except where the context clearly indicates otherwise, the granting of a right to take any action hereunder shall not be deemed to create an obligation to take such action.

Section 10.5.          Binding Effect.

The terms and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of each of the parties hereto, subject to the restrictions contained in Article V.

Section 10.6.          Interpretation and Construction of Lease.

A.       The table of contents of this Lease and the captions of the various articles and sections are for convenience and ease of reference only and do not define, limit, augment or describe the scope, content or intent of this Lease or any part or parts of this Lease.

B.        All paragraphs, sections and articles referred to herein are paragraphs, sections and articles of this Lease unless otherwise specified and all exhibits referred to herein are exhibits attached to this Lease unless otherwise specified.

C.        Exhibit A, attached hereto and to which reference is made in this Lease, is incorporated herein by the respective reference to it” References to “this lease” or “the lease” include matters incorporated herein by reference.

D.        The neuter gender includes the feminine and masculine, the masculine includes the feminine and the neuter, and the feminine includes the neuter, and each includes corporation, partnership or other legal entity when the context so requires.

E.        The singular number includes the plural whenever the context so requires.

F.        This Lease contains the entire agreement between the parties. No promise, representation, warranty or agreement not included in this Lease has been or is relied on by either party. Each party has relied on its own examination of this Lease, the counsel of his own advisors and warranties, representations and agreements in the Lease itself. The failure or refusal of Lessee to inspect the premises or improvements, or the failure of either party to read the Lease or other documents or to obtain legal or other advice relevant to the transaction constitutes a waiver of any objection, contention,, or claim that might have been based on such reading, inspection or advice.

G.        The invalidity or illegality of any provision of this Lease shall not affect the reminder of the Lease.

H.        Time is of the essence of each provision of this Lease.

I.         All the undertakings of Lessee hereunder shall be deemed and construed to be “conditions” as well as undertakings as though the words specifically expressing or imparting conditions and undertakings were used in each separate instance.

J.         This Lease shall be interpreted, construed and enforced in accordance with laws of the State of California.

Section 10.7.          Non-merger of Estates.

If both Lessor’s and Lessee’s estates in the premises or the improvements or both become vested in the same owner, this Lease shall nevertheless not be destroyed by the application of the doctrine of merger except at the express election of the owner and the consent of the leasehold mortgagees under all leasehold mortgages existing under the provisions of this Lease and the consent of the mortgagees under all mortgages upon the fee estate.

Section 10.8.          Joint and Several Obligations.

If either Lessor or Lessee consists of more than one person, the obligation of all such persons is joint and several.

Section 10.9.          Successors.

Subject to the provisions of this Lease on assignment and subletting, each and all the terms, agreements and conditions to this Lease shall be binding on and shall inure to the benefit of the heirs, successors, executors, administrators, assigns and personal representatives of the respective parties. Upon the sale, assignment or transfer of Lessor’s interest in the premises to a financially responsible party, Lessor shall immediately be released and discharged from all obligations arising under this Lease, except for any pre-existing default by Lessor.

Section 10.10.        Consent and Approval.

Wherever the consent and/or approval of a party is required under this Lease, such consent and/or approval shall not be unreasonably withheld or delayed. Immediately after the term commences, and from time to time during the term, Lessor shall notify Lessee of the name of one individual comprising Lessor with whom Lessee shall communicate in connection with any matters involving this Lease, including, without limitation, any matter requiring the consent and/or approval of Lessor. The decision of any such designated individual shall be binding on the other individuals who comprise the Lessor hereunder as between Lessor and Lessee.

Executed on the date first set forth hereinabove.

Lessor	Berberian Trust Properties

	By:	/s/ Arnold H. Gazarian, Trustee

	By:	/s/ Dianne B. Gazarian, Trustee

Lessee	Camelot Park Family Entertainment Centers, Inc.

	By:	/s/ Gerald B. Johnson

EXHIBIT A

LEGAL DESCRIPTION OF LEASED PREMISES

(To be provided by Lessor)

EXHIBIT B

SCHEDULE OF IMPROVEMENTS

(To be provided by Gerald Johnson)

Arcade Castle Building (l0.000sf)	410,000.
Arcade Games	400,000.
Batting Cages (9 stations)	165,000.
Bumper Boats	78,000.
General Site Expenses	220,000.
Golf Courses (36 holes)	325,000.
Engineering, Drafting, Permits & Fees	130,000.
Landscaping	100,000.
Obstacles	92,000.
Organization & Offering Expenses	40,000.
Off-sites & Admin	150,000.
Parking Lot	85,000.
Pre-Opening Operations	25,000.
Race Track & Cars	230,000.
Contingencies & Working Capital	50,000.

$2,500,000.

EXHIBIT C

RECORDATION REQUESTED BY:

WHEN RECORDED RETURN TO:

SEND TAX NOTICES TO:

LANDLORD’S CONSENT

This Landlord’s Consent is entered into among Camelot Park Family Entertainment Center, Inc., a California corporation (“Borrower”), whose address is 1766 Union Street, Suite A, San Francisco, California 94123;                                                                  (“Lender”), whose address is                                                                                    ; and Berberian Trust Properties (“Landlord”) whose address is                                                                                     . Borrower and Lender have entered into or are about to enter into, an agreement whereby Lender has acquired or will acquire a security interest or other interest in the Collateral. Some or all of the Collateral may be affixed or otherwise become located on the Premises. To induce Lender to extend the Loan to Borrower against such security interest in the Collateral and for other valuable consideration, Landlord hereby agrees with Lender and Borrower as follows.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Commercial Code. All reference to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word “Agreement” means this Landlord’s Consent, as this Landlord’s consent may be amended or modified from time to time, together with all exhibits and schedules attached to this Landlord’s Consent from time to time.

Borrower. The word “Borrower” means Camelot Park Family Entertainment Center, Inc.

collateral. The word “Collateral” means certain of Borrower’s personal property in which Lender has acquired or will acquire a security interest, including without limitation the following specific property:

Landlord. The word “Landlord” means Berberian Trust Properties. The term “Landlord” is used for convenience purposes only. Landlord’s interest in the Premises is that of sublessor, and is prior and superior to that of Lender.

Lease. The word “Lease” means that certain lease of the Premises, dated February 9, 1993, between Landlord and Borrower.

Lender. The word “Lender” means                                               , the successors and assigns.

Loan. The word “Loan” means the loan, or any other financial accommodations, Lender has made or is making to Borrower, which has been approved by Landlord pursuant to the Lease.

Premises. The word “Premises” means the real property located in Stanislaus County, State of California, commonly known as                                                                                         , and more fully described in Exhibit A attached hereto.

BORROWER’S ASSIGNMENT OF LEASE. Borrower hereby assigns to Lender all of Borrower’s rights in the Lease, as partial security for the Loan. The parties intend that this assignment will be a present transfer to Lender of all of Borrower’s rights under the Lease, subject to Borrower’s rights to use the Premises and enjoy the benefits of the Lease while not in default on the Loan or Lease. Upon full performance by Borrower under the Loan, the assignment shall be ended, without the necessity of any further action by any of the parties. The assignment includes all renewals of any amendments to the Lease or the Loan, until the Loan is paid in full. No amendments may be made to the Lease without Lender’s prior written consent, which shall not be unreasonably withheld or delayed.

CONSENT OF LANDLORD. Landlord consents to the above assignment. If Borrower defaults under the Loan or the Lease, Lender may reassign the Lease, and Landlord agrees that Landlord’s consent to any such reassignment will not be unreasonably withheld or delayed. So long as Lender has not entered the Premises for the purposes of operating a business, Lender will have no liability under the Lease, including without limitation, liability for rent. However, to the extent that Lender fails to cure any default within the time limits and as specified in Article VIII of the Lease, Landlord

2

shall have the right to terminate the Lease and exercise any and all rights available to Landlord under Article VIII and the Loan. Whether or not Lender enters into possession of the Premises for any purpose, Borrower will remain fully liable for all obligations of Borrower as lessee under the lease. While Lender is in possession of the Premises, Lender will cause all payments due under the Lease and attributable to that period of time to be made to Landlord. If Lender later reassigns the Lease or vacates the Premises, Lender will have no further obligation to Landlord, however, any assignee shall first have executed an assignment agreeing to comply with and be bound by each of the terms and provisions of the Lease.

LEASE DEFAULTS. Both Borrower and Landlord agree and represent to Lender that, to the best of their knowledge, there is no breach or offset existing under the Lease or under any other agreement between Borrower and Landlord, as of the date of execution hereof. Landlord agrees not to terminate the Lease, despite any default by Borrower, without giving Lender written notice of the default and an opportunity to cure the default within a period of time from the receipt of the notice as provided in Article VIII, Section 8.4 of the Lease.

DISCLAIMER OF INTEREST. Landlord hereby consents to Lender’s security interest in the Collateral. Landlord agrees that any lien or claim it may now have or may hereafter have in the Collateral will be subject at all times to Lender’s security interest in the Collateral and will be subject to the rights granted by this Agreement.

ENTRY ONTO PREMISES. Landlord and Borrower grant to Lender the right to enter upon the Premises for the purpose of removing the Collateral from the Premises or conducting sales of the Collateral on the Premises. The rights granted to Lender in this Agreement will continue until a reasonable time after Lender received notice in writing from Landlord that Borrower no longer is in lawful possession of the Premises. If Lender enters onto the Premises and removes the Collateral, Lender agrees with Landlord not to remove any Collateral in such a way that the Premises are damaged, without either repairing any such damage or reimbursing Landlord for the cost of repair.

MISCELLANEOUS PROVISIONS. This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties to this Agreement. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by Lender. Without notice to Landlord and without affecting the validity of this Landlord’s Consent, Lender may do or not do anything it deems appropriate or necessary with respect to the Loan, any obligors on the Loan, or any Collateral for the Loan, including without limitation, extending, renewing, rearranging or accelerating any of the Loan

3

indebtedness. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not constitute a waiver of or prejudice Lender’s right otherwise to demand strict compliance with that provision or any other provision. Whenever consent by Lender is required in this Agreement, the granting of such consent by Lender in any one instance shall not constitute continuing consent to subsequent instances where such consent is required.

BORROWER AND LANDLORD ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS LANDLORD’S CONSENT AND BORROWER AND LANDLORD AGREE TO ITS TERMS. THIS AGREEMENT IS DATED                                , 19      .

Borrower:

Camelot Park Family Entertainment Center, Inc., a California corporation

By:	/s/ Gerald B. Johnson
President

Landlord:		Lender:

By:
Landlord’s signature			Authorized Officer

4

LENDER ACKNOWLEDGMENT

STATE OF	)
	)	ss.
COUNTY OF	)

On                               , before me,                                                         , personally appeared                                                 , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the Landlord’s Consent and acknowledged to me that he or she executed the same in his or her authorized capacity, and that by his or her signature on this Landlord’s Consent, he or she, or the entity upon behalf of which he or she acted, executed this Landlord’s Consent.

WITNESS my hand and official seal.

Signature

BORROWER ACKNOWLEDGMENT

STATE OF	California	)
		)	ss.
COUNTY OF	Santa Barbara	)

On March 28, 1993, before me, Nancy E. Keel, personally appeared Gerald B. Johnson, President of Camelot Park Family Entertainment Center, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the Landlord’s Consent and acknowledged to me that he or she executed the same in his or her authorized capacity, and that by his or her signature on this Landlord’s Consent, he or she, or the entity upon behalf of which he or she acted, executed this landlord’s Consent.

WITNESS my hand and official seal.

Signature	/s/ Nancy E. Craig	[SEAL]	OFFICIAL NOTARY SEAL NANCY E. CRAIG Notary Public — California SANTA BARBARA COUNTY
My Comm. Expires JUN 24, 1994

5

LANDLORD ACKNOKLEDGMENT

STATE OF	)
	)	ss.
COUNTY OF	)

On                                         , before me,                                                          , personally appeared                                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the Landlord’s Consent and acknowledged to me that he or she executed the same in his or her authorized capacity, and that by his or her signature on this Landlord’s Consent, he or she, or the entity upon behalf of which he or she acted, executed this Landlord’s Consent.

WITNESS my hand and official seal.

Signature

6

EXHIBIT D

RECORDATION REQUESTED BY:

WHEN RECORDED RETURN TO:

SEND TAX NOTICES TO:

LANDLORD’S ESTOPPEL CERTIFICATE

This Estoppel Certificate is dated                                       among Camelot Park Family Entertainment Center, Inc., a California corporation (referred to below as “Trustor”), whose address is 1766 Union Street Suite A, San Francisco, California 94123;                                (referred to below as “Lender”), whose address is                                                                                        ; and Berberian Trust Properties (referred to below as “Landlord”) whose address is                                                                            . Trustor and Lender have entered into or are about to enter into, an agreement whereby Lender has acquired or will acquire a Deed of Trust to Lender on Trustor’s leasehold interest in the Property described below.

To induce Lender to extend one or more loans or other financial accommodations to Trustor against such security interest in the Property and for other valuable consideration, with knowledge that Lender is relying thereon, Landlord and Trustor hereby agree with Lender as follows:

THE LEASE. Landlord has leased the Property to Trustor pursuant to a lease (the “Lease”) dated February 9, 1993, a memorandum of which was recorded as follows:

REAL PROPESTY DESCRIPTION. The Lease covers the following described real property, together with all improvements thereon (the “Real Property”) located in Stanislaus County, State of California:

AS PER EXHIBIT “A” ATTACHED HERETO AND MADE A PART THEREOF

The Real Property or its address is commonly known as                                                                                            . The Assessor’s Parcel Numbers for the Real Property are                                and                                   .

ESTOPPEL. Landlord and Trustor hereby jointly and severally represent and warrant to Lender that:

(a) Lease in Effect. The Lease (i) has been fully executed and accepted by Landlord and Trustor, (ii) is in full force and effect, and (iii) has not been modified or changed, either in writing or orally, except as reflected in the copy of the Lease provided to Lender.

(b) No Default. As of the date of this Certificate, (i) all conditions and obligations to be performed by either Landlord or Trustor under the Lease to the date hereof, have been satisfied: (ii) there exists no breach, default or event or condition which, the giving of notice or the passage of time, or both, would constitute such a breach or default under the Lease; and (iii) there are no existing claims, defenses or offsets against obligations of either Landlord or Trustor under the Lease, including any against rents due or to become due under the terms of the Lease.

(c) Entire Agreement. The Lease constitutes the entire agreement between Landlord and Trustor with respect to the Lease of the Property.

(d) No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease except for a deposit and prepayment of the first month in the amount of $13,779.75.

AGREEMENTS. Landlord and Trustor hereby jointly and severally agree with Lender that, during all such times as Lender is the beneficiary of the security interest in the Property described above:

(a) Modification, Termination and Cancellation. Landlord and Trustor will not consent to any modification, termination or cancellation of the Lease unless Lender first consents thereto in writing.

(b) Notice of Default. Landlord will notify Lender in writing concurrently with any notice given to Trustor of any breach or default on the part of Trustor under the Lease, and Landlord agrees that Lender shall have the right, but not the obligation, to cure any breach or default specified in such notice within the time periods set forth in Article VIII, Section 8.4 of the Lease, and Landlord will not declare a default of the Lease if Lender cures such defaults provided in said Article VIII Section 8.4.

MISCELLANEOUS PROVISIONS. This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties to this Certificate. This Certificate shall be governed by and construed in accordance with the laws of the

2

rights under this Certificate unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Certificate shall not constitute a waiver of or prejudice Lender’s right otherwise to demand strict compliance with that provision or any other provision.

TRUSTOR AND LANDLORD EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS LANDLORD’S ESTOPPEL CERTIFICATE AND EACH AGREES TO ITS TERMS. THIS CERTIFICATE IS DATED                                       , 19    .

Grantor:

Camelot Park Family Entertainment Center, Inc., a California corporation

By:	/s/ Gerald B. Johnson

Landlord:		Lender:

By:		By:
	Berberian Trust Properties		Authorized Officer

3

TRUSTOR ACKNOWLEDGMENT

STATE OF	California	)
		)	ss.
COUNTY OF	Santa Barbara	)

On. March 28, 1993, before me, Nancy E. Craig, personally appeared Gerald B. Johnson, President of Camelot Park Family Entertainment, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this Estoppel Certificate and acknowledged to me that he or she executed the same in his or her authorized capacity, and that by his or her signature on this Estoppel Certificate he or she, or the entity upon behalf of which he or she acted executed this Estoppel Certificate.

WITNESS my hand and official seal.		[SEAL]	OFFICIAL NOTARY SEAL
Signature	/s/ Nancy E. Craig		NANCY E. CRAIG Notary Public — California, SANTA BARBARA COUNTY My Comm. Expires JUN 24, 1994

LANDLORD ACKNOWLEDGEMENT

STATE OF	)
	)	ss.
COUNTY OF	)

On                                                    , before me,                                                                                        , personally appeared                                                                                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this Estoppel Certificate and acknowledged to me that he or she executed the same in his or her authorized capacity, and that by his or her signature on this Estoppel certificate he or she, or the entity upon behalf of which he or she acted executed this Estoppel Certificate.

WITNESS my hand and official seal.

Signature

4

LENDER ACKNOWLEDGMENT

STATE OF	)
	)	ss.
COUNTY OF	)

On                                                , before me,                                                                                      , personally appeared                                                                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this Estoppel Certificate and acknowledged to me that he or she executed the same in his or her authorized capacity, and that by his or her signature on this Estoppel Certificate he or she, or the entity upon behalf of which he or she acted executed this Estoppel Certificate.

WITNESS my hand and official seal.

Signature

5

ADDENDUM TO THAT CERTAIN LEASE DATED FEBRUARY 9, 1993 BY AND BETWEEN BERBERIAN TRUST PROPERTIES, “LESSOR”, AND CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF MODESTO, L.P., a California limited partnership, AS SUCCESSOR IN INTEREST TO CAMELOT PARK FAMILY ENTERTAINMENT CENTER, INC., a California corporation, “LESSEE”, FOR THE PROPERTY COMMONLY KNOWN AS CAMELOT PARK, IN MODESTO, CALIFORNIA, “PREMISES”.

This Addendum, dated September 10, 1996, is entered into by and between the Lessor and Lessee in order to memorialize the Rent Commencement Date as well as establish the base figure for the Index Date as referenced herein.

1).       Lessor and Lessee hereby acknowledge and agree the Lessee opened for business on July 3, 1993. Accordingly, pursuant to Section 2.1. of the Lease the Rent Commencement Date shall be July 3, 1993.

2).       As prescribed under Section 2.2.A., Lessor and Lessee hereby acknowledge and agree that, based on the July 3, 1993 Rent Commencement Date, the July 1993 Consumer Price Index, defined under the Lease, shall be established as the Index Date. It is further agreed that the base figure for said Index Date shall be one hundred forty-six and one tenth (146.1).

Except as set forth herein, the Lease shall remain unamended and in full force an effect. Notwithstanding anything to the contrary, where any conflict in terms arises between this Addendum and any previously executed agreements, this Addendum shall prevail.

IN WITNESS WHEREOF, this Addendum is executed by the parties hereto as of the date first set forth below.

LESSOR		BERBERIAN TRUST PROPERTIES

Dated	9-23-96	By:	/s/ Arnold H. Gazarian
Arnold H. Gazarian, Trustee

Dated	9-23-96	By:	/s/ Dianne B. Gazarian
Dianne B. Gazarian, Trustee

LESSEE		CAMELOT FAMILY ENTERTAINMENT CENTER OF MODESTO, L.P.

Dated	9-16-96	By:	/s/ Gerald B. Johnson
Gerald B. Johnson, President CAMELOT PARK OF MODESTO, INC. General Partner.

FIRST AMENDMENT TO MODESTO GROUND LEASE

This FIRST AMENDMENT TO MODESTO GROUND LEASE (this “First Amendment”) is dated as of June 29, 1998, and is entered into by and between J-MAR SISK ROAD PROPERTY, L.P., a California limited partnership, successor-in-interest to Berberian Trust Properties, a California partnership (“Lessor”); and CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF MODESTO, L.P., successor in interest to Camelot Park Family Entertainment Center, Inc., a California corporation (“Lessee”).

R E C I T A L S

A.       Lessor and Lessee entered into that certain Modesto Ground Lease dated as of February 9, 1993 (the “Original Lease”), as modified by that certain addendum dated as of September 10, 1996 (“Addendum”) for the lease of approximately six acres of commercial land in the County of Stanislaus, State of California, described more particularly in Exhibit “A” attached hereto and made a part hereof (the “Demised Premises”). The Original Lease as modified by the Addendum and as amended by this First Amendment shall be referred to herein as the “Lease.”

B.        Lessee desires to set forth and/or clarify its right to enter into financing arrangements and, in connection therewith, to secure all obligations, indebtedness and liabilities under such financing arrangements by one or more deeds of trust or other instruments (as the same may be amended, a “Leasehold Deed of Trust”) secured by Lessee’s interest in the Lease, any sublease(s) thereunder, and a leasehold interest in the Demised Premises (collectively, “Lessee’s Interest”).

C.        Lessee desires to obtain Lessor’s consent Lessee’s assignment of the Lease, all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to Festival Fun Parks, LLC, a Delaware limited liability company (“FFP”).

In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

A G R E E M E N T

1.         DEFINITIONS; EFFECT ON LEASE. All capitalized terms used in this First Amendment which are not defined herein shall have the same meanings set forth in the Original Lease.

2.         RIGHT TO ENCUMBER. Notwithstanding anything to the contrary contained in the Original Lease, Lessee may, without Lessor’s consent but with prior notice to Lessor, mortgage or grant one (1) or more security interests in Lessee’s Interest for the benefit of one or more leasehold mortgagees and any assignees thereof (each a “Leasehold Mortgagee”) and assign the Lease and any sublease(s) thereunder, as collateral security under a Leasehold Deed of Trust, upon the condition that all rights acquired under such Leasehold Deed of Trust shall be subject to each and all of the covenants, conditions and restrictions set forth in the Lease, and to all rights and interests of Lessor therein, none of which covenants, conditions or restrictions is or shall be waived by Lessor by reason of the right

e.         During such time, if any, as the Leasehold Mortgagee or its nominee or designee has become the Lessee, whether by assignment, purchase at foreclosure sale or otherwise, the Leasehold Mortgagee or its nominee or designee shall be obligated, as the Lessee, for the curing of any prior defaults under the Lease and for the payment of rent and the performance of Lessee’s covenants and agreements under the Lease. If the Leasehold Mortgagee or its nominee or designee becomes the Lessee under the Lease, all of the future obligations and liabilities of the Leasehold Mortgagee or its nominee or designee shall cease and terminate upon assignment of the Lease to any assignee of the Lease approved by Lessor pursuant to Article V of the Original Lease; provided, however, nothing contained herein shall be construed to release the Lessee from liability to the extent the Lessee is not the Leasehold Mortgagee; provided, further, such Lessee may be released pursuant to the terms of the Original Lease. Except where the Leasehold Mortgagee has become the Lessee, no liability for the payment of rent or the performance of any of Lessee’s covenants and agreements under the Lease shall attach to or be imposed upon the Leasehold Mortgagee, all such liability being hereby expressly waived by Lessor.

f.          Lessor, within ten (10) days after a request in writing by Lessee or the Leasehold Mortgagee, shall furnish a written statement, duly acknowledged, that the Lease is in full force and effect and that there are no defaults thereunder by Lessee, or if there are any defaults, such statement shall specify the defaults Lessor claims exist.

g.         If Lessee fails to exercise any extension, renewal or purchase option in the Lease, Lessor shall promptly send the Leasehold Mortgagee written notice thereof, and the Leasehold Mortgagee, within thirty (30) days after receipt of such notice, may exercise any such option on behalf of Lessee.

h.         Subject to the Leasehold Mortgagee’s complying with the conditions of this First Amendment and subject to the consent rights of Lessor regarding transfers, assignments and subletting of the Demised Premises contained in Article V of the Original Lease, Lessor hereby consents to: (i) the foreclosure of a Leasehold Deed of Trust, (ii) any sale of Lessee’s interest in the Lease and the Demised Premises in connection with a foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Deed of Trust, (iii) any conveyance of Lessee’s interest in the Lease and the Demised Premises from Lessee to the Leasehold Mortgagee or its nominee or designee by virtue of or in lieu of foreclosure or other appropriate proceedings, and (iv) if Leasehold Mortgagee or its nominee or designee become the holder of Lessee’s interest in the Lease and the Demised Premises, the conveyance of such interest by Leasehold Mortgagee or its nominee or designee with the consent of Lessor pursuant to Article V of the Original Lease.

4.         CONSENT TO ASSIGNMENT OF LEASE. Notwithstanding anything to the contrary contained in the Lease, Lessor hereby consents to the assignment of the Lease, all subleases thereunder, if any, and Lessee’s leasehold interest in the Demised Premises to FFP, which assignment to FFP shall be effective immediately upon Lessor’s receipt of an executed copy of that certain Assignment and Assumption of Lease in the form attached hereto as Exhibit “B” executed by Lessee and FFP.

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5.         MODIFICATION; ENTIRE AGREEMENT. This First Amendment may not be modified or terminated orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof.

6.         SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns (including, without limitation, FFP).

7.         CONSTRUCTION; REAFFIRMATION. Except as expressly amended hereby, all of the terms and conditions of the Original Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Original Lease and the terms of this First Amendment, the terms of this First Amendment shall govern and prevail. The Original Lease, as amended by this First Amendment, is hereby reaffirmed.

8.         COUNTERPARTS. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument, binding on the parties hereto. The signature of either party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. Facsimile signatures shall be fully binding and effective for all purposes as if they were original signatures.

IN WITNESS WHEROF, Lessor and Lessee have executed this First Amendment as of the day and year first written above.

LESSEE:		LESSOR:

CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF MODESTO, L.P., a California limited partnership		J-MAR SISK ROAD PROPERTY, L.P., a California limited partnership

By:	Camelot Park of Modesto, L.P.,
	a California limited partnership,	By:	J-MAR DEVELOPMENT CO., GEN PARTN
General Partner
		Name:	[Illegible]
By:	Camelot Park of Modesto, Inc.,
	a California corporation,	Title:	President
General Partner

By:	/s/ Gerald B. Johnson
Name:	Gerald B. Johnson
Title:

4

EXHIBIT A

DESCRIPTION OF DEMISED PREMISES

5

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

6

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Paul, Hastings, Janofsky & Walker LLP 555 South Flower Street, 23rd Floor Los Angeles, California 90071 Attn: Rick S. Kirkbride, Esq.	Stanislaus, County Recorder Karen Mathews Co Recorder Office DOC – 98—0069039—00 Acct 501-Chicago Title Thursday, JUL 30, 1998 08:00:00
	REC $17.00		MOD $17.00	MIC $2.00
MAIL ALL TAX STATEMENTS TO:	STF $11.00
Festival Fun Parks, LLC 104 West Anapamu Street, Suite G Santa Barbara, CA 93101	Ttl Pd	$47.00	Nbr—0000242758
AAF/R1/2—12

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into as of the 30th day of June, 1998 (the “Effective Date”), by and between CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF MODESTO, L.P., a California limited partnership (“Assignor”), and FESTIVAL FUN PARKS, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts:

A.        Assignor is the tenant under that certain lease dated February 9, 1993, entered into by and between Assignor and Berberian Trust Properties, as landlord (“Landlord”), as modified by that certain addendum dated as of September 10, 1996, and as amended by that certain First Amendment to Modesto Ground Lease entered into between Assignor and Landlord as of the date but prior to the execution hereof (as amended, the *“Lease”), for the lease of certain real property located in the County of Modesto, State of California, and more particularly described on Exhibit “A” attached hereto (the “Property”).

B.        Assignor desires to assign to Assignee, as of the Effective Date, all of its right, title and interest in, to and under the Lease, and Assignee desires to receive from Assignor such assignment and to assume each and all of the obligations of Assignee as tenant under the Lease to be performed following the Effective Date.

NOW THEREFORE, in consideration of the promises and conditions contained herein, the parties hereto do hereby agree as follows:

1.         Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in, to and under the Lease, effective as of the Effective Date.

2.         Assumption. Assignee hereby assumes, effective as of the Effective Date, all obligations of Assignor as Tenant under the Lease which first arise from and after the Effective Date and agrees to be bound by and perform all of Tenant’s covenants, duties and obligations which first arise thereunder from and after the Effective Date. Notwithstanding the foregoing, Assignee shall have no obligation, liability or responsibility

            RECORDED IN ORDER PRESENTED

RECORDER’S MEMO [ILLEGIBLE] RECORD IS DUE TO [ILLEGIBLE] OF ORIGINAL DOCUMENT

* “Lease” is unrecorded

STATE OF CALIFORNIA		)
		)	ss.
COUNTY OF	Orange	)

On July 22, 1998, before me, the undersigned, personally appeared Gerald B. Johnson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

DOROTHY SCHAUS
WITNESS my hand and official seal.		Commission # 1158638
	[SEAL]	Notary Public - California Orange County My Comm. Expires Oct 13, 2001
/s/ Dorothy Schaus
Notary public in and for said State	(SEAL)

for any liability, cost, expense or obligation of Assignor under the Lease arising prior to the Effective Date, or attributable to such period.

3.         Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

4.         Attorneys’ Fees. If any dispute should arise between the parties hereto regarding the terms or subject matter of this Assignment or the enforcement or breach of such terms, then the party prevailing in such dispute, whether by out-of-court settlement or final judicial determination, shall be entitled to recover from the non-prevailing party all costs and expenses of such dispute incurred by such prevailing party, including, without limitation, reasonable attorneys’ fees.

5.         Interpretation. This Assignment shall be construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

“ASSIGNOR”

CAMELOT PARK FAMILY ENTERTAINMENT CENTER OF MODESTO, L.P., a California limited partnership

By:	Camelot Park of Modesto, L.P.,
a California limited partnership, General Partner

By: Camelot Park of Modesto, Inc., a California corporation, General Partner

	By:	/s/ Gerald B. Johnson
		Name:	Gerald B. Johnson
Title:

2

“ASSIGNEE”

FESTIVAL FUN PARKS, LLC, a Delaware limited liability company

By: FEC Holding Company, Inc., its Member
By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Vice President

3

NEW YORK

INDIVIDUAL

STATE OF	New York	)
		)	ss.
COUNTY OF	Nassau	)

On the 20th day of July, 1998, before me personally came Mark C. Monaco, to me known to be the person described in and who executed the foregoing instrument, and acknowledged to me that he executed the same.

/s/ ELLEN S. WISSEMANN
Notary Public

Ellen S. Wissemann NOTARY PUBLIC, STATE OF NEW YORK NO. 01W15082656 QUALIFIED IN NASSAU COUNTY COMMISSION EXPIRES JULY 28, 1999

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

4

EXHIBIT “A”

That certain property located in the State of California, County of Stanislaus, described as follows:

Parcel 2, according to Parcel Map filed for record on June 15, 1993 in Book 45 of Parcel Maps, at Page 95, Stanislaus County Records and being a portion of the Southwest quarter of the Northeast quarter of Section 3, Township 3 South, Range 8 East, Mount Diablo Base and Meridian.

Modesto